Exhibit 19.1

OCEAN POWER TECHNOLOGIES, INC. **Policies & Procedures**

Subject:	Date:		Policy No.
	January 16, 2026		301
Insider Trading Policy	Supersedes:		9 Pages
	December 11, 2024		

1. BACKGROUND AND PURPOSE

The federal securities laws prohibit any member of the Board of Directors (a "Director") of Ocean Power Technologies, Inc. (together with its subsidiaries, the "Company") or any officer or employee of the Company from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from disclosing material nonpublic information to others who might trade on the basis of that information. These laws impose severe sanctions on individuals who violate them. In addition, the U.S. Securities and Exchange Commission ("SEC") has the authority to impose large fines on the Company and on the Company's Directors, executive officers and controlling shareholders if the Company's employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called "controlling person" liability).

This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping:

- prevent inadvertent violations of the insider trading laws;
- avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Securities Exchange Act of 1934;
- avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;
- protect the Company from controlling person liability; and
- protect the reputation of the Company, its Directors, officers and employees.

2. PROHIBITION ON TRADING WHILE AWARE OF MATERIAL NONPUBLIC INFORMATION; PROHIBITION ON TIPPING OTHERS

2.1 This Section 2 applies to:

- all Directors;
- all officers including but not limited to executive officers;
- all employees;

- all family members of Directors, officers and employees who share the same address as the Director, officer or employee, and anyone else who shares the same household, and any family members who do not share the same household but whose transactions in Company securities are directed by such Director, officer or employee; and

- all corporations, partnerships, trusts or other entities controlled by any of the above persons.

2.2. No person covered by this Section 2 may:

- purchase or sell any securities of the Company (a) while he or she is aware of any material nonpublic information concerning the Company, and (b) unless such person requests in writing and receives in writing permission from both the Chief Financial Officer and the General Counsel that the purchase or sale of any securities of the Company is permitted;

- disclose to any other person any material nonpublic information concerning the Company if it is reasonably foreseeable that such person may use that information in purchasing or selling Company securities;

- purchase or sell any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director, officer or employee of the Company; or

- disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director, officer or employee of the Company if it is reasonably foreseeable that such person may use that information in purchasing or selling securities of such other company.

2.3. The prohibition on purchases and sales of Company securities while aware of material nonpublic information concerning the Company does not apply to a transaction pursuant to a Rule 10b5-1 trading plan which complies with Section 3.3 of this insider trading policy.

2.4. Definition of Material Non-Public Information:

"Material" Information

"Material Information" is any information about the Company that a reasonable investor would consider important in making an investment decision to buy or sell the Company's securities. If an investor would want to buy or sell securities based in part on the information, the information should be considered material. In simple terms, material information is any type of information that could reasonably be expected to affect the price of Company securities.

"Nonpublic" Information

Information is considered "nonpublic" until it has been widely disseminated to the public through SEC filings, major newswire services, national news services and financial news services and there has been sufficient time for the market to digest that information. For

the purposes of this Policy, information will be considered public one hour after the Company's widespread public release of the information, provided that if the Company publicly releases information between 7 am eastern and 4 pm eastern then the Company must also notify the NYSE American prior to making the public release.

2.5 Designation as an Insider

"Insider" is a term describing a Director or senior officer of a publicly-traded company, as well as any person or entity that beneficially owns more than 10% of a company's voting shares. For purposes of insider trading, the definition is expanded to include anyone who trades a company's shares based on material nonpublic knowledge. Insiders have to comply with strict disclosure requirements with regard to the sale or purchase of the shares of their company.

2.6 Delivery and Certification of Policy

The Policy will be delivered to all Directors, officers and employees and other designated persons at the start of their relationship with the Company. Upon first receiving a copy of the Policy or any revised versions, each recipient must sign an acknowledgment that he or she has received a copy of the Policy and agrees to comply with the Policy's terms.

3. CORPORATE NEWS BLACKOUT PERIODS

3.1 This Section 3 applies to:

- all Directors;
- all officers including but not limited to executive officers;
- such other employees as are designated from time to time by the Board or the Chief Executive Officer or the Chief Financial Officer or the General Counsel as being subject to Section 3 (the "Designated Employees");
- all family members of Directors, officers and Designated Employees who share the same address as, or are financially dependent on, the Director, officer or Designated

  Employee; and
- all corporations, partnerships, trusts or other entities controlled by any of the above persons

3.2 No person described in Section 3.1 may purchase or sell any securities of the Company during the following time periods (each, a "corporate news blackout period"):

- Unless determined to start earlier by the Chief Executive Officer and Chief Financial Officer (or one if the other is absent), commences at the start of the trading day that coincides with the date that the Company's 10-Q or 10-K is scheduled to be provided to either the Audit Committee or the Board of Directors and ending one hour after the filing of the 10-Q or 10-K is filed with the SEC, provided that if the Company files the 10-Q or 10-K between 7 am eastern and 4 pm eastern then the Company must also notify the NYSE American prior to making the filing.

- Commences as soon as the Board, the Chief Executive Officer, the Chief Financial Officer, or the General Counsel concludes that the Company is aware of material information that has not been disclosed publicly, and ending one hour after such announcement, provided that if the Company publicly releases information between 9:30 am eastern and 4 pm eastern then the Company must also notify the NYSE American prior to making the public release; or

- During such other periods as may be established from time to time by the Board or the Chief Executive Officer and the Chief Financial Officer (or one if the other is absent) in light of particular events or developments affecting the Company.

In addition, no person covered by this Section 3 shall inform a person not covered by this Section 3 that a corporate news blackout period imposed as a result of particular events or developments is in effect.

For each corporate news blackout period, the Chief Executive Officer, the Chief Financial Officer, or the General Counsel shall issue or cause to be issued a memorandum to all Directors, officers and employees that specifically announces the beginning of the corporate news blackout period and that specifically addresses the limitations and prohibitions contained in this insider trading policy. In addition, the Chief Executive Officer, the Chief Financial Officer, or the General Counsel shall issue or cause to be issued an additional memorandum to all Directors, officers and employees that specifically announces the end of the corporate new blackout period and that specifically addresses the provisions contained in Section 2.2 of this insider trading policy.

3.3 The prohibitions on purchases and sales of Company securities during corporate news blackout periods do not apply to:

- purchases made under an employee stock purchase plan operated by the Company; provided, however, that the securities so acquired may not be sold during a corporate news blackout period;
- exercises of stock options that would otherwise expire or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations arising from stock option exercises or the vesting of restricted stock, in each case in a manner permitted by the applicable stock option; provided, however, that the securities so acquired may not be sold (either outright or in connection with a "cashless" exercise transaction through a broker) during a corporate news blackout period;

- purchases of securities from the Company or sales of securities to the Company; and

- purchases or sales made pursuant to a binding contract, written plan or specific instruction (a "trading plan") which is adopted and operated in compliance with Rule 10b5-1; provided such trading plan: (1) is in writing; (2) was submitted to the Company for review by the Company prior to its adoption; (3) was not adopted during a corporate news blackout period; (4) includes a representation of a Director or officer who entered into the trading plan certifying that, on the date of adoption of the plan: (a) the individual Director or officer is not aware of any material nonpublic

information about the security or issuer; and (b) the individual Director or officer is adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of this section; (5) specifies the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; (6) includes a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; (7) does not permit the person who entered into the plan to exercise any subsequent influence over how, when, or whether to effect purchases or sales; provided, that if such person did exercise the influence, such person must not have been aware of the material nonpublic information when doing so; and provided further that (8) no purchases or sales occur until expiration of a Cooling-Off Period as provided in Section 3.4. of this Policy; (9) the person (other than the Company) who entered into the trading plan has no outstanding plan that would qualify for the affirmative defense under paragraph (c) (1) of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended ("Rule 10b5-1") with the limited exceptions provided in the Rule; (10) with respect to persons other than the Company, if the trading plan does not provide for an eligible sell-to-cover transaction as described in paragraph (c)(1)(ii)(D)(3) of Rule 10b5-1 and is designed to effect the open-market purchase or sale of the total amount of securities as a single transaction, the person who entered into the trading plan has not during the prior 12-month period adopted a trading plan that was designed to effect the open-market purchase or sale of all of the securities covered by such prior trading plan in a single transaction, and would otherwise qualify for the affirmative defense covered by Rule 10b5-1; and (11) if such trading plan provides for trades to occur only once per quarter or less frequently (other than a plan that relates solely to the immediate sale of shares acquired under an employee stock purchase plan) such trading plan may not provide for trades to occur during a regularly scheduled quarter-end corporate news blackout period.

3.4 Provide Cooling-Off Period

Delaying the execution of trades under a 10b5-1 plan for a reasonable period after adoption of the trading plan allows for more time during which any potentially Material Non-public Information can become public (or stale). Building in a delay can strengthen an argument that the plan was established in good faith and tends to undercut any accusation of opportunistic trading. If the person who entered into the trading plan is:

- A Director or officer of the Company, no purchases or sales occur until expiration of a Cooling-Off Period consisting of the later of:

  (I) Ninety (90) days after the adoption of the trading plan; or

  (II) Two (2) business days following the disclosure of the Company's financial results in a Form 10–Q or Form 10–K for the completed fiscal quarter in which the plan was adopted that discloses the issuer's financial results (but, in any event, this required Cooling-Off Period is subject to a maximum of 120 days after adoption of the contract, instruction, or plan); or

- Not the Company and not a Director or officer of the Company, no purchases or sales

occur until the expiration of a Cooling-Off Period that is thirty (30) days after the adoption of the trading plan.

4. <u>REGULATION BTR BLACKOUT PERIODS</u>

4.1 This Section 4 applies to:

- all Directors;
- all officers including but not limited to executive officers;
- all family members of Directors and officers who share the same address as, or are financially dependent on, the Director or officer; and
- all corporations, partnerships, trusts or other entities controlled by any of the above persons.

No person described in Section 4.1 may purchase, sell or otherwise acquire or transfer, during a Regulation BTR blackout period (as defined below) any equity security of the Company if such person acquires or previously acquired such equity security in connection with his or her service or employment as a Director or officer of the Company.

4.2 A Regulation Blackout Trading Restriction ("BTR") blackout period means:

- any period of more than three consecutive business days during which the ability of not fewer than 50% of the participants or beneficiaries located in the U.S. (including its possessions and territories) under all individual account plans (as defined under the Employee Retirement Income Security Act of 1974, but excluding a one-participant retirement plan and any plan in which participation is limited to Directors) maintained by the Company to purchase, sell or otherwise acquire or transfer an interest in any equity security of the Company held in such an individual account plan is temporarily suspended by the Company or a fiduciary of the plan; but
- does not include the following periods which the SEC exempts under Section 306(a) of the Sarbanes-Oxley Act: (i) regularly scheduled and timely disclosed periods during which plan participants may not transfer their interests in Company equity securities and

  (ii) blackout periods imposed in connection with persons commencing or ceasing participation in the plan by reason of a merger, acquisition or divestiture.

4.3 The prohibitions on purchases, sales, acquisitions and transfers of Company equity securities during Regulation BTR blackout periods do not apply to any transactions exempted by the SEC under Regulation BTR from such prohibitions under Section 306(a) of the Sarbanes-Oxley Act.

4.4 If a Regulation BTR blackout period occurs, the Company will provide a notice to the Company's executive officers and Directors providing information relating to the Regulation BTR blackout period, including the beginning date and ending date of the blackout period. A copy of the notice

will be filed on Form 8-K on the date such notice is given (unless the Form 8-K rules permit a later filing date).

5. NOTICE OF SECURITIES TRANSACTIONS

5.1 This Section 5 applies to:

- all Directors;
- all officers including but not limited to executive officers;
- all family members of Directors and officers who share the same address as, or are financially dependent on, the Director and officers; and all corporations, partnerships, trusts or other entities controlled by any of the above persons.

5.2 No person covered by this Section 5 may purchase, sell or otherwise acquire or dispose of securities of the Company, other than in an exempt transaction (as defined below), unless he or she notifies in writing the Chief Financial Officer and the General Counsel prior to such transaction and receives in writing approval from the Chief Financial Officer and the General Counsel prior to such transaction. For purposes of this Section 5, an "exempt transaction" shall mean:

- an acquisition or disposition of Company securities pursuant to a gift;
- a pledge of Company securities;
- an acquisition of shares of Company common stock pursuant to an employee stock purchase plan under Section 423 of the Internal Revenue Code;
- a transaction under a Qualified Plan or Excess Benefit Plan (as defined in Rule 16b3 under the Securities Exchange Act of 1934) that is exempt under paragraph (c) of such Rule;
- an acquisition of Company securities pursuant to a stock split, stock dividend or pro rata distribution to Company shareholders;
- an acquisition pursuant to a dividend or interest reinvestment plan satisfying the conditions of Rule 16a-11 under the Securities Exchange Act of 1934; and
- an acquisition or disposition of Company securities pursuant to a domestic relations order, as defined in the Internal Revenue Code.
- Each person covered by this Section 5 that engages in an exempt transaction shall notify in writing the Chief Financial Officer and the General Counsel of such exempt transaction as soon as possible following the transaction but in any event within one business day after the transaction. This notification shall describe the type of transaction that occurred, the date of the transaction, the number of shares covered by the transaction, the purchase or sale price (if applicable), and whether the transaction

was effected by the Director or executive officer or by a relative or affiliated entity

6. OTHER PROHIBITIONS ON TRADING ACTIVITIES

6.1 This Section 6 applies to:

- all Directors;
- all officers including but not limited to executive officers;
- all family members of Directors and officers who share the same address as, or are dependent on, the Director and executive officers; and
- all corporations, partnerships, trusts or other entities controlled by any of the above persons.

6.2 No person covered by this Section 6 may engage in any of the following types of transactions:

- short sales of Company securities, except for transactions made in compliance with Section 16(c) of the Exchange Act;
- purchases or sales of puts or calls for speculative purposes; or other hedging transactions.

7. PENALTIES FOR VIOLATION

7.1 Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including employment termination. Moreover, persons violating insider trading or tipping rules may be required to:

- disgorge the profit made or the loss avoided by the trading, whether received by the insider or someone receiving a tip;
- pay significant civil penalties; and
- pay a criminal penalty and serve time in jail.

In addition to individual sanctions, the Company may also be required to pay civil or criminal penalties.

7.2 Reporting of Violations

Any Insider who violates this Policy or any federal, state or self-regulatory organization("SRO") rule or law governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Chief Financial Officer or General Counsel (for purposes of this Policy each a "Compliance Officer"). Upon receipt of notice of a potential violation of this Policy, the Compliance Officer:

- shall make inquiry either through the office of the General Counsel or with assistance of outside counsel, to determine whether a violation may have occurred;

- shall report the potential violation of this Policy to the Audit Committee if the Compliance Officer concludes a violation occurred or if the Compliance Officer is unable to conclude that no violation occurred; and

- upon determining that any such violation has occurred, in consultation with the Company's Disclosure Committee and, where appropriate, the Chair of the Audit Committee of the Board, will determine whether the Company should release any material nonpublic information.

If the Compliance Officer or Audit Committee determines that a violation of the Policy occurred, they may discipline the Insider, including immediate termination. The Audit Committee may also report the violation to federal or state law enforcement agencies and/or applicable SRO.

8. COMPANY ASSISTANCE AND EDUCATION

8.1 The Company shall take reasonable steps designed to ensure that all Directors, officers and employees of the Company are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading. Directors, officers and employees shall be required to certify their understanding of, and intent to comply with, the Company's insider trading policy.

8.2 The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.

9. RESPONSIBILITY Name: Robert Powers, Chief Financial Officer		
Signature: DocuSigned by: Bob Powers DE059B403C5C425...	Title: CFO	Date January 16, 2026
Name: Tracy Pagliara, General Counsel		
Signature: DocuSigned by: Tracy Pagliara 504C3023A4E04EE...	Title: General Counsel	Date January 16, 2026